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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:

TENA JOHNSON
(916) 929-8244, EXT. 19


                  NEW BOARD OF TRUSTEES ELECTED TO THE
                  PEREGRINE REAL ESTATE TRUST.  NEW CHAIRMAN
                  AND CEO APPOINTED.

SACRAMENTO, CA, June 3, 1997: The Common Shareholders of The Peregrine Real Estate Trust (the "Trust" or "Peregrine") elected a new slate of Trustees at the Annual Meeting held on May 30, 1997. The new Trustees are Bruce Karsh, President of Oaktree Capital Management LLC, Richard Masson, Principal of Oaktree Capital Management LLC, Carson McKissick, formerly a Senior Advisor of Trust Company of the West and Matthew Witte, Director and Officer of Marwit Capital. Roger Snell was appointed as the Trust's new Chairman, Chief Executive Officer and President. Mr. Snell was also reelected by the Preferred
Shareholders of the Trust to act as a Trustee. Peregrine is a   business trust
that owns and operates hotel, retail, office and industrial properties.